EXHIBIT 99.2

OFFER TO EXCHANGE UP TO $200,000,000 AGGREGATE PRINCIPAL AMOUNT OF

6¾% SENIOR SUBORDINATED NOTES DUE 2013 OF SILGAN HOLDINGS INC.,

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

FOR ALL OUTSTANDING $200,000,000 AGGREGATE PRINCIPAL AMOUNT OF

6¾% SENIOR SUBORDINATED NOTES

DUE 2013 OF SILGAN HOLDINGS INC. WHICH HAVE

NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

To Depository Trust Company Participants:

We are enclosing herewith the materials listed below relating to the offer by Silgan Holdings Inc., a Delaware corporation (the “Company”), to exchange up to $200,000,000 aggregate principal amount of the Company’s 6¾% Senior Subordinated Notes due 2013 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount of the Company’s issued and outstanding 6¾% Senior Subordinated Notes due 2013 which have not been registered under the Securities Act (the “Old Notes”), upon the terms and subject to the conditions set forth in the Prospectus dated January [            ], 2004 (the “Prospectus”), of the Company and the related letter of transmittal (the “Letter of Transmittal”), in each case as amended or supplemented from time to time (the “Exchange Offer”).

Enclosed herewith are copies of the following documents:

1. Prospectus;

2. Letter of Transmittal;

3. Notice of Guaranteed Delivery accompanying the Letter of Transmittal;

4. Instruction to Book-Entry Transfer Participant from Beneficial Owner; and

5. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such clients’ instructions with regard to the Exchange Offer.

WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY [        ], 2004, UNLESS EXTENDED.

The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

To participate in the Exchange Offer, a beneficial owner (an “Owner”) of Old Notes must cause a Depository Trust Company participant (“DTC Participant”) to tender such Owner’s Old Notes to the account of National City Bank, N.A. (the “Exchange Agent”) maintained at The Depository

Trust Company (“DTC”) for the benefit of the Exchange Agent through DTC’s Automated Tender Offer Program (“ATOP”), including transmission of a computer-generated message that acknowledges and agrees, on behalf of the DTC Participant and the Owners of tendered Old Notes, to be bound by the terms of the Letter of Transmittal. By complying with DTC’s ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms, on behalf of itself and the Owners of tendered Old Notes, all provisions of the Letter of Transmittal applicable to it and such Owners as fully as if it had completed, executed and returned the Letter of Transmittal to the Exchange Agent.

Pursuant to the Letter of Transmittal, each Owner of Old Notes will represent to the Company that (i) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company; (ii) it is not a broker-dealer tendering Old Notes acquired for its own account directly from the Company; (iii) any New Notes to be received by it will be acquired in the ordinary course of its business; and (iv) it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If a holder of Old Notes is engaged in or intends to engage in a distribution of New Notes or has any arrangement or understanding with respect to the distribution of New Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

The enclosed “Instruction to Book-Entry Transfer Participant from Beneficial Owner” contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

Additional copies of the enclosed material may be obtained from National City Bank, N.A., Attention: James Schultz, 629 Euclid Avenue, Suite 635, Cleveland, OH 44114, Tel: (216)222-9352.

SILGAN HOLDINGS INC.

By:

Name: Frank W. Hogan, III
Title: Senior Vice President and General Counsel

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF SILGAN HOLDINGS INC. OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON ITS BEHALF IN CONNECTION THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.